As filed with the U.S. Securities and Exchange Commission on January 28, 2026

Registration No. 333-[              ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GLOBAL MOFY AI LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	7370	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

No. 102, 1st Floor, No. A12, Xidian Memory Cultural and Creative Town
Gaobeidian Township, Chaoyang District, Beijing
People’s Republic of China, 100000
+86-10-64376636

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 (800) 221-0102

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq.

Mengyi “Jason” Ye, Esq.

Yarona L. Yieh, Esq.

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

+1-212-588-0022 – telephone

+1-212-826-9307 – facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 28, 2026

GLOBAL MOFY AI LIMITED

Up to 15,000,000 Class A Ordinary Shares

This prospectus relates to the proposed resale or other disposition, from time to time by selling shareholders identified herein (the “Selling Shareholders”), of up to 15,000,000 of our Class A ordinary shares (the “Shares”), par value $0.0003 per share (the “Class A Ordinary Shares”).

The Shares were issued and sold to certain of the Selling Shareholders in a private placement that closed on December 18, 2025 (the “Private Placement”) pursuant to certain securities purchase agreement between the Company and the Selling Shareholders, dated December 5, 2025. The Selling Shareholders may from time to time sell, transfer or otherwise dispose of any or all of the securities in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 42 of this prospectus for more information. We are not selling any securities in this offering, and we will not receive any proceeds from the sale of any Shares by the Selling Shareholders.

The Selling Shareholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. This prospectus provides a general description of the securities being offered. You should read this prospectus before you invest in any of our securities.

Our Class A Ordinary Shares are quoted on the Nasdaq Capital Market (“Nasdaq”) under the symbol “GMM”. The last reported sale price of our Class A Ordinary Shares on January 27, 2026 as reported on Nasdaq, was US$1.21 per Class A Ordinary Share. During the year immediately prior to the date of this prospectus, the high and low closing prices were US$4.750 and US$0.941 per Class A Ordinary Share, respectively. We have recently experienced price volatility in our share price. See related risk factors in the “Risk Factors” section of this prospectus and as set forth in our most recent annual report for the fiscal year ended September 30, 2025, filed with the SEC on January 9, 2026 (the “2025 Annual Report”).

Our authorized share capital is a dual class structure consisting of Class A Ordinary Shares and class B ordinary shares of a par value of US$0.00003 each (“Class B Ordinary Shares”). Holders of Class A Ordinary Shares and Class B Ordinary Shares shall vote together as one class on all resolutions of the shareholders and have the same rights except each Class A Ordinary Share shall entitle its holder to one (1) vote and each Class B Ordinary Share shall entitle its holder to twenty (20) votes. The Class B Ordinary Shares would not be convertible into Class A Ordinary Shares or any other equity securities authorized to be issued by the Company.

Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a Cayman Islands holding company with operations conducted by our subsidiaries based in China and that this structure involves unique risks to investors.

This prospectus is related to the Class A Ordinary Shares of the Cayman Islands holding company. We conduct our business through the PRC subsidiaries. You will not and may never have direct ownership in the operating subsidiaries based in China. After the restructure that dissolved the Variable Interest Entity (“VIE”) structure, GLOBAL MOFY AI LIMITED now controls and receives the economic benefits of the PRC subsidiaries’ business operation, if any, through equity ownership. We do not use a VIE structure.

Unless otherwise stated, as used in this prospectus, the terms “Global Mofy Cayman,” “we,” “us,” “our Company,” and the “Company” refer to GLOBAL MOFY AI LIMITED, an exempted company with limited liability incorporated under the laws of the Cayman Islands; the term the “operating subsidiaries” refers to the following entities organized under the laws of the PRC: Zhejiang Mofy Metaverse Technology Co., Ltd., or Global Mofy Zhejiang WFOE, Global Mofy (Beijing) Technology Co., Ltd., or Global Mofy China, Kashi Mofy Interactive Digital Technology Co., Ltd., or Kashi Mofy, and Shanghai Mo Ying Fei Huan Technology Co., Ltd., or Shanghai Mofy.

Global Mofy Cayman is a Cayman Islands holding company and is not a Chinese operating company. As a holding company with no material operations of its own, it conducts all of its operations and operates its business in China through its PRC subsidiaries, in particular, Global Mofy China and its subsidiaries, Beijing Mofy, Kashi Mofy, Shanghai Mofy, and Xi’an Mofy. Because of our corporate structure as a Cayman Islands holding company with operations conducted by our PRC subsidiaries, it involves unique risks to investors. Furthermore, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which the Company operates, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. Investors in our Class A Ordinary Shares should be aware that they do not directly hold equity interests in the Chinese operating subsidiaries, but rather are purchasing equity solely in Global Mofy Cayman, our Cayman Islands holding company, which indirectly owns 100% equity interests in the PRC subsidiaries. Our Class A Ordinary Shares offered in this offering are shares of our Cayman Islands holding company instead of shares of our subsidiaries in China. See “Risk Factors — Risks Related to Doing Business in China — The filing, approval or other administration requirements of the Chinese Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.” on page 6.

This is an offering of the Class A Ordinary Shares of Global Mofy Cayman, the holding company in the Cayman Island. Investors in this offering may never directly hold any equity interests in the operating subsidiaries.

Investing in our Class A Ordinary Shares involves a high degree of risk. Before buying any Class A Ordinary Shares, you should carefully read the discussion of material risks of investing in our Class A Ordinary Shares in “Risk Factors” beginning on page 25 of this prospectus and in the documents incorporated by reference into this prospectus to read about factors you should consider before buying our Class A Ordinary Shares.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

According to the Trial Measures and the Circular, we were subject to and have completed the filing requirements of the CSRC in connection with our initial public offering completed in October 2023.

In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Trial Measures. As a result, we were required to file with the CSRC within three business days after the filing of the registration statement of which this prospectus forms a part with the SEC.

Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $150,000) and RMB 10.0 million (approximately $1.5 million), and the Trial Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives. In addition, if we do not maintain the permissions and approvals of the filing procedure in a timely manner under PRC laws and regulations, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As the Circular and Trial Measures were newly published, there exists uncertainty with respect to the filing requirements and their implementation. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in China — The filing, approval or other administration requirements of the Chinese Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable” on page 6.

It is the opinion of our PRC counsel, Jingtian & Gongcheng, that as of the date of this prospectus, although we are required to complete the filing procedure in connection with our offering (including this offering and any subsequent offering) under the Trial Measures, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations.

The Standing Committee of the National People’s Congress, or the SCNPC, or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company or any of our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. In other words, although the Company has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental with little advance notice. See “Risk Factors — Risks Related to Doing Business in China” beginning on page 6 and “— Risks Related to Our Class A Ordinary Shares,” beginning on page 7 of this prospectus for a discussion of these legal and operational risks and information that should be considered before making a decision to purchase our Class A Ordinary Shares.

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law (draft Amendment published on October 23, 2021 for public opinions), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange because neither the Company nor its PRC subsidiaries engage in monopolistic behaviors that are subject to these statements or regulatory actions.

In particular, as substantially all of our operations are conducted through the PRC subsidiaries, we are subject to certain legal and operational risks associated with our operations in China, including that changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks could result in a material change in our operations and/or the value of our Class A Ordinary Shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

It is the opinion of our PRC counsel, Jingtian & Gongcheng, that we will not be subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” after the Cybersecurity Review Measures became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures; we are also not subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration are enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft. See “Risk Factors — Risks Related to Doing Business in China — The filing, approval or other administration requirements of the Chinese Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable” on page 6.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

As of the date of the prospectus, Golden Ocean FAC PAC, our current auditor, is not subject to the determinations as to the inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. The Company’s auditor is based in Singapore and is registered with PCAOB and subject to PCAOB inspection.  As of the date of this prospectus, YCM CPA INC. and Marcum Asia CPAs LLP, the independent registered public accounting firms that issued the audit reports for the fiscal years ended September 30, 2024 and 2023, respectively, included elsewhere in this report, as auditors of companies that are traded publicly in the United States and firms registered with the PCAOB, are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections. YCM CPA INC. is headquartered in Irvine, California, and Marcum Asia CPAs LLP is headquartered in Manhattan, New York. Marcum Asia CPAs LLP has been inspected by the PCAOB on a regular basis, with the last inspection in 2023. Therefore, we believe that, as of the date of this prospectus, neither YCM CPA INC. nor Marcum Asia CPAs LLP, our previous auditors, nor Golden Ocean FAC PAC, our current auditor, are subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. See “Risk Factors — Risks Related to Doing Business in China — The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.” on page 6.

Our management monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the subsidiary in accordance with the applicable PRC laws and regulations. However, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. See “Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.”

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits or share premium, and that a company may only pay dividends if, immediately following the date on which the dividend is paid, the company remains able to pay its debts as they fall due in the ordinary course of business. Other than that, there is no restrictions on Global Mofy Cayman’s ability to pay dividends to its shareholders. See “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries,” “Prospectus Summary — Summary of Risk Factors,” and “Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets,” “Risk Factors — Risks Related to Doing Business in China — We are a holding company and we rely on our subsidiaries for funding dividend payments, which are subject to restrictions under PRC laws,” and “Risk Factors — Risks Related to Doing Business in China — Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business.”

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries, including those based in the PRC, for our cash and financing requirements. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Global Mofy Cayman is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. Our subsidiaries are permitted under the respective laws of Hong Kong to provide funding to Global Mofy Cayman through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividend transfers from Hong Kong to the Cayman Islands. Current PRC regulations permit Mofy Metaverse (Beijing) Technology Co., Ltd. (“Global Mofy WFOE” or “WFOE”) to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The transfer of funds among companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision, the “Provisions on Private Lending Cases”), which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. It is the opinion of our PRC counsel, Jingtian & Gongcheng, that the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries. As of the date of this prospectus, neither the Company nor its subsidiaries have made transfers, dividends, or distributions to investors and no investors have made transfers, dividends, or distributions to the Company or its subsidiaries. As of the date of this prospectus, no dividends, distributions or transfers have been made between Global Mofy Cayman and any of its subsidiaries. We do not expect to pay any cash dividends in the foreseeable future. Also, as of the date of this prospectus, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries. See “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries,” on page 3.

We are an “emerging growth company” as defined under federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer” on page 23 for additional information.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the ‘‘Risk Factors’’ section of this prospectus, and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in the applicable prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission, the Cayman Islands Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2026

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

To the extent this prospectus (including documents incorporated by reference herein) contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

Except as otherwise set forth in this prospectus, neither we nor the Selling Shareholders have taken any action to permit an offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

i

ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the Selling Shareholders may offer from time to time up to an aggregate of up to 15,000,000 Class A Ordinary Shares. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. See “Where You Can Find Additional Information” in this prospectus. Neither we nor the Selling Shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the Shares offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission (the “SEC”), is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the Shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

Neither the delivery of this prospectus nor any distribution of Shares pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this report to:

●	“Beijing Mofy” refers to Mofy (Beijing) Film Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is 60% owned by Global Mofy China;

●	“Century Mofy” refers to Anji Century Mofy Education Consulting Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by Global Mofy Zhejiang WFOE;

●	“Class A Ordinary Shares” refers to the Class A Ordinary Shares of the Company, par value US$0.00003 per share;

●	“Class B Ordinary Shares” refers to the Class B Ordinary Shares of the Company, par value US$0.00003 per share;

●	“Gauss Intelligence” refers to Gauss Intelligence (Beijing) Technology Co. Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by Global Mofy Zhejiang WFOE;

●	“Global Mofy Cayman” refers to GLOBAL MOFY AI LIMITED, an exempted company incorporated under the laws of the Cayman Islands;

●	“Global Mofy HK” refers to Global Mofy HK Limited, a limited liability company organized under the laws of Hong Kong, which is wholly-owned by Global Mofy Cayman;

●	“Global Mofy California” refers to Global Mofy (Beijing) Technology Co., Ltd., a limited liability company organized under the laws of the State of California, which is wholly-owned by Global Mofy China;

●	“Global Mofy WFOE” refers to Mofy Metaverse (Beijing) Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by Global Mofy HK;

●	“Global Mofy Zhejiang WFOE” refers to Zhejiang Mofy Metaverse Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by Global Mofy HK;

●	“Global Mofy China” refers to Global Mofy (Beijing) Technology Co., Ltd., a limited liability company organized under the laws of PRC, which is wholly-owned by Global Mofy WFOE;

●	“GMM Discovery” refers to GMM Discovery LLC, a limited liability company organized under the laws of the State of Delaware, which is wholly-owned by Global Mofy Cayman;

●	“Kashi Mofy” refers to Kashi Mofy Interactive Digital Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by Global Mofy China;

●	“Kuyu Intelligent” refers to Kuyu Intelligent Technology (Anji) Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by Global Mofy Zhejiang WFOE;

●	“RMB” refers to the legal currency of China;

●	“Securities Act” refers to the Securities Act of 1933, as amended;

●	“Shanghai Mofy” Shanghai Mo Ying Fei Huan Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by Global Mofy China;

●	“U.S. dollars,” “$,” “US$,” and “dollars” refer to the legal currency of the United States;

●	“we,” “us,” “our Company,” “the Company,” “our,” “Global Mofy Cayman” refer to GLOBAL MOFY AI LIMITED;

●	“Xi’an Mofy” refers to Xi’an Digital Cloud Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is 60% owned by Global Mofy China.

Global Mofy China and its subsidiaries conduct business in the PRC, using Renminbi, or RMB, the official currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

We have relied on statistics provided by a variety of publicly-available sources regarding China’s expectations of growth. We did not directly or indirectly sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the factors described under the section titled “Risk Factors” in this prospectus and in the documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

PROSPECTUS SUMMARY

You should read this prospectus and any prospectus supplement, together with the additional information described under “Incorporation of Certain Documents by Reference” before you invest in any of the securities offered by this prospectus. We urge you to read the entire prospectus carefully, especially the risks of investing in our Class A Ordinary Shares, discussed under “Risk Factors” (The “Risk Factors” is incorporated by reference from the Company’s Annual Report on Form 20-F for the fiscal year ended September 30, 2025, as filed with the Securities and Exchange Commission on January 9, 2026 (File No.: 001-41834)),”Special Note Regarding Forward-Looking Statements,” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our 2025 Annual Report and other SEC reports before deciding whether to buy our Class A Ordinary Shares.

General

We are an AI-Driven technology solutions provider engaged in virtual content production, and digital assets development for the digital content industry. Utilizing our proprietary “Mofy Lab” technology platform, which consists of cutting-edge three-dimensional (“3D”) rebuilt technology and artificial intelligence (“AI”) interactive technology, we are able to create 3D high-definition virtual versions of a wide range of physical world objects, such as human, animal and scenes, which can be used in different applications. According to the industry datasheet generated by Frost & Sullivan, we are one of the leading digital asset banks in China. As of the date of this report, our digital asset bank has more than 150,000 high precision 3D digital assets. High precision means 4K (4096*2160) resolution of movie precision. With our strong technology platform and industry track record, we attract high-profile customers such as L’Oreal and Pepsi and earn repeat business. Additionally, we have developed the Gausspeed platform, an innovative generative AI solution NIVIDIA Omniverse and NVIDIA RTX GPUs to further enhance our capabilities in creating high-quality digital content. We primarily operate in two lines of business (i) virtual technology service and (ii) digital asset development and others. We had another business line of digital marketing during the fiscal year ended September 30, 2022 and we ceased this line of business in September 2023.

Virtual Technology Service

We provide comprehensive technology solution to assist customers in virtual content production, which can be used in a variety of settings such as movies, television series, animations, advertising and gaming, etc. Leveraging our proprietary “Mofy Lab” technology platform and developing AI technologies, we produce high-quality virtual content quickly and cost-effectively to meet highly differentiated customers’ needs. The virtual content production contracts are primarily on a fixed price basis, payable on a milestone basis, which require us to perform services for visual effect design, content development, production and integration based on customers’ specific needs.

Digital Asset Development

Through our virtual content production business and opportunistic acquisition of certain digital assets, we have built a robust digital asset bank with more than 150,000 3D digital assets. We grant specific use right of these digital assets to customers who use them based on their specific needs across different applications such as movies, TV series, AR/VR, animation, advertising and gaming. Additionally, leveraging our robust digital asset bank, we have started further in-depth development of AI-based 3D model and video generative tool to further enhance our operation efficiency and profitability. Our digital assets, which build up our digital asset bank, mainly consist of high precision 3D renders of scenes, characters, objects and items that can be licensed for use in virtual environment.

Depending on customers’ needs, these digital assets can be quickly deployed and integrated with minimal customization, thus reducing project costs and expediate completion time. With the rapid development of digital content industry, we believe digital assets will become increasingly valuable and have abundant use cases. We plan to continue to actively expand our digital asset bank and develop more digital asset products that we believe have more uses to serve this rapidly growing market.

Global Mofy China has its own technology platform, called “Mofy Lab”. Mofy Lab contains self-developed and optimized technologies, including 3D rebuilt technology and AI interactive technology, which can: (i) create 3D high-definition virtual version of real-world objects, or the digital assets; and (ii) provide a one-stop, low barrier, low-cost solution to assist digital content industry companies in creating high quality virtual contents.

For the year ended September 30, 2025, our revenues were $55.94 million of which approximately 59% and 41% were generated from our two lines of business, virtual technology service and digital assets development and others, respectively. For the year ended September 30, 2024, our revenues were $14.36 million of which approximately 51% and 49% were generated from our two lines of business, virtual technology service and digital assets development and others, respectively. For the year ended September 30, 2023, our revenues were $26.89 million of which approximately 57% and 43% were generated from our two lines of business, virtual technology service and digital assets development and others, respectively. Global Mofy China started to generate revenues from the digital asset development in the second quarter of 2021, benefiting from the accumulation of existing customer relations. For the fiscal year ended September 30, 2021, nearly 10% of our revenues were generated from the digital asset development and others due to the boom of the concept of the metaverse. Global Mofy China is in the process of adjusting its business and marketing strategies for the digital asset development and others for the year ended September 30, 2022. For the fiscal year ended September 30, 2023, 43% of our revenues were generated from the digital asset development and others. For the fiscal year ended September 30, 2024, 49% of our revenues were generated from the digital asset development and others. For the fiscal year ended September 30, 2025, 41% of our revenues were generated from the digital asset development and others.

We position ourselves as a comprehensive technology solutions provider that acts as a building block for the development of the metaverse industry. Our goal is to become a leading digital asset provider to empower companies in the metaverse value chain with high quality and cost-effective solutions and products. We believe that our experienced management team are able to utilize the opportunities from this emerging market to achieve the long-term development and growth of Global Mofy China through our growth strategies.

Competitive Advantages

We are committed to provide our customers with quality technology service and to become the largest 3D digital asset provider in China. We believe that we have a number of competitive advantages that will enable us to maintain and further improve our market position in the industry. Our competitive advantages include:

●	We own proprietary “Mofy Lab” technology platform. Our technology platform consists of 3D rebuilt technology and AI interactive technology which enable us to precisely convert almost all physical world objects into high definition 3D digital assets. With this technology platform, we are able to create high-quality virtual contents and digital assets quickly and cost-effectively to meet highly differentiated needs of our customers.

●	We are an established player in the metaverse industry. We are one of the early entrants in the metaverse industry in China. Through our virtual content production business and opportunistic acquisition of certain digital assets, we are able to build a robust digital asset bank with more than 150,000 3D digital assets. These digital assets can be quickly deployed and integrated by our customers with minimal customization, thus reducing project costs and expedite completion time.

●	Our staff and management are experienced and diversified in operations and managements. Our key team members have more than 10 years of experience in their respective fields. The founder, Haogang Yang, is a seasoned entrepreneur with extensive experience in business management and operation. He realized the value of digital assets in the field of virtual contents as early as in early 2019 and firmly led Global Mofy China to reserve digital assets, which has brought Global Mofy China to occupy the dominant position. In addition, Global Mofy China features with a diverse senior management team. Ms. Wenjun Jiang, the Chief Technology Officer of the Company, has more than 15 years’ experience in virtual technology. Global Mofy China’s principal operation is intelligence intensive. Since inception, Global Mofy China has pooled a large number of managerial talents in the industry forming a professional and stable operation and management team.

Our Growth Strategy

We position ourselves as a comprehensive technology solutions provider that act as a building block for the development of the metaverse industry. Our goal is to become a leading digital asset provider to empower companies in the metaverse value chain with high quality and cost-effective solutions and products. We plan to implement the following growth strategies to achieve our goal:

●	We will continue to focus on the research and development of our technologies. Global Mofy China has been focusing on research and development since its inception and there were approximately 69 employees engaging in research and development as of the date of this prospectus. Global Mofy China is a national certified high-tech enterprise by both the Beijing Municipal Science & Technology Commission and the Administrative Commission of Zhongguancun Science Park and a specialized, high-end and innovation-driven small and medium-sized enterprise by the Beijing Municipal Bureau of Economy and Information Technology for its cutting-edge 3D rebuilt and AI interactive technologies. As our company continues to grow in size and the rapid development of technologies in the metaverse industry, Global Mofy China is placing an increasing emphasis on research and development. In addition to continuously optimizing our technology, we, through our PRC subsidiaries, will accelerate the development of digital assets, with the expectation to convert at least 10,000 assets a year to expand our competitive advantage.

●	We aim to maintain and further develop business relationships with our customers and potential players in the metaverse industry. We have developed years of relationships with both upstream and downstream entities of the industry. Our founding team has built solid connections with Tencent, Alibaba, and other first-line leading metaverse platforms in China. We have also developed business relationships with Youku, Perfect World, Wimi Hologram, and other content companies across many varied segments of the industry.

●	We plan to cooperate with or acquire similar digital assets providers to expand our digital assets content in order to implement our business strategy. Besides Global Mofy China, there are currently handful independent high-definition 3D digital asset providers worldwide. However, they achieve merely average performance due to outdated operating concepts. Within 12 to 24 months of listing on Nasdaq, Global Mofy China plans to develop strategic partnership, or to eventually acquire similar digital assets providers to further expand our digital assets reserve.

Transfers of Cash to and from Our Subsidiaries

Our management monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the subsidiary in accordance with the applicable PRC laws and regulations. However, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. Global Mofy Cayman will need to fund its activities by self-financing in the absence of dividends from the PRC subsidiaries.

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits or share premium, and that a company may only pay dividends if, immediately following the date on which the dividend is paid, the company remains able to pay its debts as they fall due in the ordinary course of business. Other than that, there are no restrictions on Global Mofy Cayman’s ability to pay dividends to its shareholders. See “Risk Factors - Risks Related to Doing Business in China - To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets,” “Risk Factors - Risks Related to Doing Business in China - We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business,” and “Risk Factors - Risks Related to Doing Business in China - Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business.”

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries, including those based in the PRC, for our cash and financing requirements. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Global Mofy Cayman is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. Our subsidiaries are permitted under the respective laws of Hong Kong to provide funding to Global Mofy Cayman through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividends transfers from Hong Kong to the Cayman Islands. Current PRC regulations permit our WFOE to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations.

The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital. The Company is able to transfer cash (US Dollars) to its PRC subsidiaries through an investment (by increasing the Company’s registered capital in a PRC subsidiary). The Company’s subsidiaries within China can transfer funds to each other when necessary through the way of current lending. The transfer of funds among companies are subject to the Provisions on Private Lending Cases, which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Jingtian & Gongcheng, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries. The Company’s subsidiaries in the PRC have not transferred any earnings or cash to the Company to date. As of the date of this prospectus, there has not been any assets or cash transfer between the holding company and its subsidiaries. As of the date of this prospectus, there have not been any dividends or distributions made to US investors. The Company’s business is primarily conducted through its subsidiaries. The Company is a holding company, and its material assets consist solely of the ownership interests held in its PRC subsidiaries. The Company relies on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary: (i) to pay dividends or cash distributions to its shareholders, (ii) to service any debt obligations and (iii) to pay operating expenses. As a result of PRC laws and regulations (noted below) that require annual appropriations of 10% of after-tax income to be set aside in a general reserve fund prior to payment of dividends, the Company’s PRC subsidiaries are restricted in that respect, as well as in other respects noted below, in their ability to transfer a portion of their net assets to the Company as a dividend.

With respect to transferring cash from the Company to its subsidiaries, increasing the Company’s registered capital in a PRC subsidiary requires the filing of the local commerce department, while a shareholder loan requires a filing with the State Administration of Foreign Exchange or its local bureau. Aside from the declaration to the State Administration of Foreign Exchange, there is no restriction or limitations on such cash transfer or earnings distribution.

With respect to the payment of dividends, we note the following:

1.	PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations (an in-depth description of the PRC regulations is set forth below);

2.	Our PRC subsidiaries are required to set aside, at a minimum, 10% of their net income after taxes, based on PRC accounting standards, each year as statutory surplus reserves until the cumulative amount of such reserves reaches 50% of their registered capital;

3.	Such reserves may not be distributed as cash dividends;

4.	Our PRC subsidiaries may also allocate a portion of their after-tax profits to fund their staff welfare and bonus funds; except in the event of a liquidation, these funds may also not be distributed to shareholders; the Company does not participate in a Common Welfare Fund; and

5.	The incurrence of debt, specifically the instruments governing such debt, may restrict a subsidiary’s ability to pay stockholder dividends or make other cash distributions.

If, for the reasons noted above, our subsidiaries are unable to pay shareholder dividends and/or make other cash payments to the Company when needed, the Company’s ability to conduct operations, make investments, engage in acquisitions, or undertake other activities requiring working capital may be materially and adversely affected. However, our operations and business, including investment and/or acquisitions by our subsidiaries within China, will not be affected as long as the capital is not transferred in or out of the PRC.

As of the date of this prospectus, the Company or its subsidiaries have made no transfers, dividends, or distributions to investors and no investors have made transfers, dividends, or distributions to the Company or its subsidiaries.

As of the date of this prospectus, no dividends, distributions or transfers have been made between Global Mofy Cayman and any of its subsidiaries. For the foreseeable future, the funds raised through our initial public offering and this offering will be used by the Chinese operating subsidiaries for research and development, to develop new products and to expand its production capacity. As a result, we do not expect to pay any cash dividends in the foreseeable future. Also, as of the date of this prospectus, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves risks. The risks summarized below are qualified by reference to Item 3.D. Risk Factors” incorporated by reference to the Company’s 2025 Annual Report, which you should carefully consider before making a decision to purchase Class A Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Class A Ordinary Shares would likely decline, and you may lose all or part of your investment,

We face numerous risks that could materially affect our business, results of operations or financial condition. These risks include but are not limited to the following:

●	The sale of a substantial amount of our Class A Ordinary Shares by the Selling Shareholders in the public market could adversely affect the prevailing market price of our Class A Ordinary Shares.

●	The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

●	We have broad discretion in the use of the net proceeds from Private Placement and the exercise of any warrants issued therein that may occur, and we may not use them effectively.

Risks Related to Our Corporate Structure

●	We are a holding company and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A Ordinary Shares.

Risks Related to Doing Business in China

●	Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect us and limit the legal protections available to you and us.

●	The filing, approval or other administration requirements of the Chinese Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.

●	Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

●	There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities.

●	PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries.

●	Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and services and materially and adversely affect our competitive position.

●	We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.

●	Trading in our securities may be prohibited under the HFCAA and as a result an exchange may determine to delist our securities if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction.

●	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

●	The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the prospectus. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

●	To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

Risks Related to Our Business and Industry

●	We have a limited history operating our business at its current scale, and as a result, our past results may not be indicative of future operating performance.

●	We enter service agreements with our customers. If we fail to meet these contractual commitments, we could be obligated to provide refunds of prepaid amounts or cannot receive final payments, which would lower our revenue and harm our business, financial condition and results of operations.

●	Our business is dependent on certain major customers and changes or difficulties in our relationships with our major customers may harm our business and financial results.

●	Our business is dependent on our collaboration with our suppliers and changes or difficulties in our relationships with our suppliers may harm our business and financial results.

●	Our efforts and investments in technology development may not always produce the expected results.

●	Our success depends on the continuing efforts of our senior management and key employees.

●	We are expanding fast. If we are unable to recruit, train and retain talents, our business may be materially and adversely affected.

●	We face intense competition in metaverse and digital entertainment industry, if we fail to compete effectively, we may lose market share. Our performance, prospects, and results of operations will be materially and negatively impacted.

●	Our business is highly dependent on our brand strength and reputation, and if we fail to maintain and enhance our brand and reputation, consumer recognition of and trust in our services could be materially and adversely affected.

●	We may fail to protect our intellectual properties.

Risks Related to Our Class A Ordinary Shares

●	The dual class structure of our Class A Ordinary Shares and Class B Ordinary Shares has the effect of concentrating voting control with our CEO and Chairman of the Board and his affiliates.

●	The market price of our Class A Ordinary Shares has recently declined significantly, and our Class A Ordinary Shares could be delisted from Nasdaq or trading could be suspended.

●	In the event that our Class A Ordinary Shares are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in our Class A Ordinary Shares because they may be considered penny stocks and thus be subject to the penny stock rules.

●	The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

●	The trading price of the Class A Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.

●	We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

Implication of Holding Foreign Companies Accountable Act

U.S. laws and regulations, including the Holding Foreign Companies Accountable Act, or HFCAA, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

As of the date of this prospectus, Golden Ocean FAC PAC, our current auditor, is not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. The Company’s auditor is based in Singapore and is registered with PCAOB and subject to PCAOB inspection. As of the date of this prospectus, YCM CPA INC. and Marcum Asia CPAs LLP, the independent registered public accounting firms that issued the audit reports for the fiscal years ended September 30, 2024 and 2023, respectively, included elsewhere in this report, as auditors of companies that are traded publicly in the United States and firms registered with the PCAOB, are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections. YCM CPA INC. is headquartered in Irvine, California, and Marcum Asia CPAs LLP is headquartered in Manhattan, New York. Marcum Asia CPAs LLP has been inspected by the PCAOB on a regular basis, with the last inspection in 2023. Therefore, we believe that, as of the date of this prospectus, neither YCM CPA INC. nor Marcum Asia CPAs LLP, our previous auditors, nor Golden Ocean FAC PAC, our current auditor, are subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021.

However, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors - Risks Related to Doing Business in China - The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.”

Regulatory Permissions

Our subsidiaries have obtained material permissions and approvals required for our operations in compliance with the relevant laws and regulations in the PRC. As of the date of this prospectus, the only permission required for operations are the business licenses of the PRC subsidiaries. The business license in PRC is a permit issued by Market Supervision and Administration that allows the company to conduct specific business within the government’s geographical jurisdiction. As of the date of this prospectus, we and our PRC subsidiaries have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied. The following table provides details on the licenses and permissions held by our PRC subsidiaries.

Approval	Recipient	Issuing body	Issuing Date	Terms of Operation	Regions	The Scope of Conduct Allowed
Business License	Global Mofy WFOE	Beijing Chaoyang District Market Supervision and Administration	April 13, 2022	December 9, 2021 to December 8, 2051	Beijing City	Technology development; technology consultation; technology service; design; production; agency; advertising (excluding publishing and distribution); software development.

Business License	Global Mofy China	Beijing Chaoyang District Market Supervision and Administration	July 8, 2022	November 22, 2017 to June 22, 2032	Beijing City	Technology services, technology development, technology consultancy, technology exchange, technology transfer, technology promotion; advertising design and agency; advertising; video and video production services (excluding publishing and distribution); copyright agency; graphic design; professional design services.

Business License	Shanghai Mofy	Shanghai Pudong New Area Market Supervision and Administration	June 14, 2022	Unlimited	Shanghai City	Technology services, technology development, technology consulting, technology exchange, technology transfer, technology promotion; organization of cultural and artistic exchange activities; information consulting services (excluding licensing information consulting services); software development; conference and exhibition services; business management consulting; corporate image planning; advertising design, agency.

Business License	Kashi Mofy	Kashgar Regional Market Supervision and Administration	April 28, 2022	Unlimited	Xinjiang Uygur Autonomous Region	Technology services, technology development, technology consulting, technology exchange, technology transfer, technology promotion; graphic design; professional design services; organization of cultural and artistic exchange activities; social and economic consulting services; software development; research and development of Internet of things technology; Internet of things technology services; consulting and planning services; digital content production services (excluding publishing and distribution); camera and video production services; conference and exhibition services; business management Consulting; information consulting services (excluding licensing information consulting services); corporate image planning; marketing planning; advertising design, agency.

Approval	Recipient	Issuing body	Issuing Date	Terms of Operation	Regions	The Scope of Conduct Allowed
Business License	Xi’an Mofy	Xi’an Market Supervision and Administration	July 4, 2022	Unlimited	Shanxi Province	3D scanning technology research and development; copyright agent; intellectual property agency, consulting; Internet information services; website design, construction; software development and sales and technology promotion; computer software and hardware technology consulting, technical services; economic information consulting; marketing planning; advertising design, agency (excluding medical, pharmaceutical, medical device, health food advertising); corporate image planning; business management consulting; import and export operation of goods and technology (except for goods and technology that are restricted, prohibited and subject to approval by the state).

Business License	Beijing Mofy	Beijing Chaoyang District Market Supervision and Administration	January 27, 2022	February 7, 2018 to February 6, 2038	Beijing City	Technology services, technology transfer, technology development, technology promotion, technology consulting.

As of the date of this prospectus, according to our PRC counsel, Jingtian & Gongcheng, although we are required to complete the filing procedure in connection with our offering under the Trial Measures, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations.

On August 8, 2006, six PRC regulatory agencies jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC Citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Based on our understanding of the Chinese laws and regulations in effect at the time of this report, we will not be required to submit an application to the CSRC for its approval of this offering and the listing and trading of our Class A Ordinary Shares on the Nasdaq under the M&A Rules. However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented, and the opinions of our PRC counsel summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant Chinese government agencies, including the CSRC, would reach the same conclusion.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities, which were made available to the public on July 6, 2021. The Opinions on Strictly Cracking Down on Illegal Securities Activities emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-based overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. It is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any specific regulatory approvals. Furthermore, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors. On December 24, 2021, the CSRC, together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. Therefore, the proposed offering would be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations. As such, the Company would be required to complete the filing procedures of and submit the relevant information to CSRC after the Draft Overseas Listing Regulations become effective.

On December 28, 2021, the Cyberspace Administration of China jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020). Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Since we are not an Operator, nor do we control more than one million users’ personal information, we would not be required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021).

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. On the same date, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies, or the Notice. The Trial Measures came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $150,000) and RMB 10.0 million (approximately $1.5 million), and the Trial Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives.

According to the Trial Measures and the Circular, we were subject to and have completed the filing requirements of the CSRC in connection with our initial public offering completed in October 2023.

In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Trial Measures. As a result, we will be required to file with the CSRC within three business days after the completion of our follow-on offerings. We begin the process of preparing a report and other required materials in connection with the CSRC filing, which will be submitted to the CSRC in due course after this offering. However, if we do not maintain the permissions and approvals of the filing procedure in a timely manner under PRC laws and regulations, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As the Circular and Trial Measures were newly published, there exists uncertainty with respect to the filing requirements and their implementation. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless. See “Risk Factors - Risks Related to Doing Business in China - The filing, approval or other administration requirements of the Chinese Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable” on page 6.

As of the date of this prospectus, according to our PRC counsel, Jingtian & Gongcheng, although we are required to making filings on the offering with the CSRC within three working days after the offering is completed under the Trial Measures, none of the Company or any our subsidiaries is currently required to obtain any other approval from Chinese authorities, to list on U.S exchanges or issue securities to foreign investors, given that: (i) our PRC subsidiary was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this report are subject to the M&A Rules; and (iii) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules.

However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and the opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel does, and hence we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from this offering into China, restrict or prohibit the payments or remittance of dividends by our PRC subsidiaries or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of the shares. It is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded.

The PRC government may intervene or influence our operations at any time, which could result in a material change in our operations. For example, the PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any industry that could adversely affect the business, financial condition and results of operations of our company. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As confirmed by our PRC counsel, we currently are not subject to cybersecurity review with the CAC, to conduct business operations in China, given that: (i) we do not possess a large amount of personal information in our business operations; and (ii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. In addition, as confirmed by our PRC counsel, we are not subject to merger control review by China’s anti-monopoly enforcement agency due to the level of our revenues which provided from us and audited by our current auditor Golden Ocean FAC PAC and our previous auditors YCM CPA INC. and Marcum Asia CPAs LLP, and the fact that we currently do not expect to propose or implement any acquisition of control of, or decisive influence over, any company with revenues within China of more than RMB 400 million.

Although we have not received any denial to continue to list on the U.S. exchange or conduct our daily business operation, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange.

Corporate Information

Our principal executive office is located at No. 102, 1st Floor, No. A12, Xidian Memory Cultural and Creative Town, Gaobeidian Township, Chaoyang District, Beijing People’s Republic of China. The telephone number of our principal executive offices is +86-10-64376636. Our registered office in the Cayman Islands is located at the offices of ICS Corporate Services (Cayman) Limited located at 3-212 Governors Square, 23 Lime Tree Bay Avenue, P.O. Box 30746, West Bay, Grand Cayman KY1-1203, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Our Corporate History and Structure

Global Mofy Cayman is a holding company incorporated in the Cayman Islands with no material operations of its own. We conduct our operations through our operating subsidiaries in the PRC. Investors in our Class A Ordinary Shares are purchasing equity securities of Global Mofy Cayman, the Cayman Islands holding company, instead of shares of our operating subsidiaries in the PRC. Investors in our Class A Ordinary Shares should be aware that they may never directly hold equity interests in our operating subsidiaries in the PRC.

As a result of our corporate structure, Global Mofy Cayman’s ability to pay dividends may depend upon dividends paid by our subsidiaries. If our subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

The following diagram illustrates our corporate structure as of the date of this prospectus.

Global Mofy AI Limited
("Global Mofy Cayman")
100%
100%
GMM Discovery LLC
("GMM Discovery")
Global Mofy HK Limited
("Global Mofy HK")
51%
Eaglepoint AI Inc
("Eaglepoint AI")
OFFSHORE
ONSHORE
100%
100%
Zhejiang Mofy Metaverse Technology Co., Ltd.
("Global Mofy Zhejiang WFOE")
Mofy Metaverse (Beijing) Technology Co., Ltd.
("Global Mofy WFOE")
100%
100%
100%
100%
Gauss Intelligence (Beijing)
Technology Co.. Ltd.
("Gauss Intelligence")
Global Mofy (Beijing) Technology
Co., Ltd.
("Global Mofy China")
Anji Century Mofy Education
Consulting Co., Ltd.
("Century Mofy")
Kuyu Intelligent Technology
(Anji) Co., Ltd.
("Kuyu Intelligence")
100%
100%
60%
60%
100%
100%
100%
100%
Shanghai Mo Ying Fei
Huan Technology Co., Ltd.
("Shanghai Mofy")
Kashi Mofy Interactive
Digital Technology Co., Ltd.
("Kashi Mofy")
Xi' an Digital Cloud
Technology Co., Ltd.
("Xi' an Mofy")
Mofy (Beijing) Film
Technology Co., Ltd.
("Beijing Mofy")
Global Mofy (Beijing)
Technology Co., Ltd
("Global Mofy California")
Global Mofy (Beijing) Technology
Co.,Ltd. Chaoyang Branch, Beijing
("Global Mofy Chaoyang")
Global Mofy (Lianyungang)
Technology Co.,Ltd.
("Global Mofy Llanyungang")
Mo Fei Xiao Xi (Lingshui)
Culture Co., Ltd.
("Mofy Xiaoxi")

Global Mofy Cayman is a Cayman Islands exempted company incorporated on September 29, 2021. As a holding company with no significant assets or operation, it conducts business in China through Global Mofy China and its subsidiaries.

GMM Discovery was incorporated on May 22, 2024, under the laws of the State of Delaware. GMM Discovery is a wholly owned subsidiary of Global Mofy Cayman and is currently not engaging in any active business.

Global Mofy HK was incorporated on October 21, 2021, under the laws of Hong Kong SAR. Global Mofy HK is the wholly-owned subsidiary of Global Mofy Cayman and is currently not engaging in any active business and merely acting as a holding company.

Global Mofy WFOE was incorporated on December 9, 2021, under the laws of the People’s Republic of China. It is a wholly-owned subsidiary of Global Mofy HK and a wholly foreign-owned entity under the PRC laws. It is currently not engaging in any active business.

Global Mofy Zhejiang WFOE was incorporated on April 3, 2023, under the laws of the People’s Republic of China. It is a wholly-owned subsidiary of Global Mofy HK and a wholly foreign-owned entity under the PRC laws. It is one of the operating subsidiaries and is engaged in technology development, technical services, and software development.

Gauss Intelligence was incorporated on February 28, 2024, under the laws of the PRC. Gauss Intelligence is a wholly owned subsidiary of Global Mofy Zhejiang WFOE. It is currently not engaging in any active business.

Global Mofy China was incorporated on November 22, 2017, under the laws of the People’s Republic of China. It is one of the operating subsidiaries and is engaged in technology development, technical services, design and produce advertisement, and film screening.

Century Mofy was incorporated on March 5, 2024, under the laws of the PRC. Century Mofy is a wholly owned subsidiary of Global Mofy Zhejiang WFOE. It is currently not engaging in any active business.

Kuyu Intelligent was incorporated on September 3, 2024, under the laws of the PRC. Kuyu Intelligent is a wholly owned subsidiary of Global Mofy Zhejiang WFOE. It is currently not engaging in any active business.

Shanghai Mofy was incorporated on May 11, 2020, under the laws of the PRC. Shanghai Mofy is a wholly owned subsidiary of Global Mofy China. It is one of the operating subsidiaries.

Kashi Mofy was incorporated on July 31, 2019, under the laws of the PRC. Kashi Mofy is a wholly owned subsidiary of Global Mofy China. It is one of the operating subsidiaries.

Xi’an Mofy was incorporated on June 8, 2018, under the laws of the PRC. Xi’an Mofy is a majority owned subsidiary of Global Mofy China. It is currently not engaging in any active business.

Beijing Mofy was incorporated on February 7, 2018, under the laws of the PRC. Beijing Mofy is a majority owned subsidiary of Global Mofy China. It is currently not engaging in any active business.

Global Mofy California was incorporated on December 14, 2023, under the laws of the State of California. Global Mofy California is a wholly owned subsidiary of Global Mofy China. It is currently not engaging in any active business.

Eaglepoint AI was incorporated on October 29, 2025, under the laws of the State of Delaware. Eaglepoint AI is a majority owned subsidiary of Global Mofy China. It is currently not engaging in any active business.

Mofy Xiaoxi was incorporated on July 22, 2025, under the laws of the PRC. Mofy Xiaoxi is a wholly owned subsidiary of Global Mofy China. It is currently not engaging in any active business.

Global Mofy Lianyungang was incorporated on January 16, 2025, under the laws of the PRC. Global Mofy Lianyungang is a wholly owned subsidiary of Global Mofy China. It is currently not engaging in any active business.

The Restructure

On January 5, 2022, Global Mofy WFOE entered into a series of VIE agreements (the “VIE Agreements”) with Global Mofy China and all the shareholders of Global Mofy China, which established the VIE structure. As a result of the VIE Agreements, Global Mofy WFOE was regarded as the primary beneficiary of Global Mofy China, and we treated Global Mofy China and its subsidiaries as the variable interest entities under U.S. GAAP for accounting purposes. We have consolidated the financial results of Global Mofy China and its subsidiaries in our consolidated financial statements in accordance with the U.S. GAAP.

On June 28, 2022, Global Mofy WFOE entered into equity transfer agreements with each shareholder of Global Mofy China to purchase all the equity interest in Global Mofy China. On July 8, 2022, Global Mofy WFOE, Global Mofy China and shareholders of Global Mofy China signed a termination agreement of the VIE Agreements. The VIE structure was dissolved. The restructure was completed on July 8, 2022. As a result, Global Mofy China became a wholly owned subsidiary of Global Mofy WFOE. Global Mofy China was a foreign-invested joint venture at the time of the acquisition of its 100% equity interests by Global Mofy WFOE.

With respect to the application of the M&A Rules, we acquired the domestic operating entities through a “two-step slow-walk” method, so the approval process of the Ministry of Commerce is not applicable. The acquisition was broken into two steps: 1) adding a non-PRC shareholder so that the domestic operating entity will be categorized as a Sino-foreign joint venture (an entity with mixed capital between one or more foreign and Chinese shareholders); 2) Global Mofy WFOE to complete the equity acquisition of Global Mofy China from both the Chinese and foreign shareholders so that it would become a foreign-owned enterprise. Our PRC counsel, Jingtian & Gongcheng, has completed substantial amount of research and study of the regulation and precedents and found that this approach has been widely used in the past. In addition, it has never been penalized or challenged with respect to the legality of this matter. While our PRC counsel, Jingtian & Gongcheng, believes that it is permitted to structure the acquisition in this manner and the acquisition, in fact, has been completed without any challenge by any regulator, there is uncertainty with respect to the interpretation of the current regulation as it is still evolving. In the event that this approach is deemed invalid or illegal and it is applied retroactively, Global Mofy WFOE’s acquisition of Global Mofy China could be deemed invalid and we will not be able to consolidate the financial statements of Global Mofy China. We have added a risk factor to disclose such risk on page 6 under “Risk Factors — Risks Related to Doing Business in China — We circumvent the application of M&A rules by taking a “two-step slow-walk” method. In the event that this approach is deemed invalid or illegal and it is applied retroactively, Global Mofy WFOE’s acquisition of Global Mofy China could be deemed invalid and we will not be able to consolidate the financial statements of Global Mofy China.”

Global Mofy China previously planned to provide radio and television program production and film projection services and obtained a related business license in order to do so. According to the Foreign Investment Law and the Special Administrative Measures for Access of Foreign Investment (Negative List), foreign investment ratio in entities for the provision of such radio and television program production and film projection services shall not exceed 50% and consequently it was agreed that the VIE agreements be entered so that Global Mofy China would not run afoul of such laws. However, those services were not operated by Global Mofy China and the reason to use the VIE structure was no longer relevant. Global Mofy China excluded the radio and television program production and film projection services as its business scope in June 2022 and the related business license was canceled in June 2022. Global Mofy China is then able to be held by Global Mofy WFOE directly. Currently, the Chinese securities laws does not differentiate a VIE structure and an equity holding structure when it comes to overseas listing. However, we concern about the risk of future changes in the Chinese securities laws that may disallow the VIE structure, and decided that it would be in the best interest of our shareholders to dissolve the VIE structure and assume a direct parent-subsidiary holding structure between Global Mofy WFOE and Global Mofy China.

One of our beneficial owners, Zhenquan Ren, who is a PRC resident, has not and will not completed the Circular 37 Registration. Mr. Ren owns 64,714 shares, through Mofy Yi Limited, a BVI company, which is 2.21% of the Company’s issued and outstanding shares. We will ask our prospective shareholders who are Chinese residents to make the necessary applications and filings as required by Circular 37. However, not each of our shareholders, who are PRC residents will, in the future, complete the registration process as required by Circular 37. Failure to comply with the registration procedures set forth in SAFE Circular 37 and the subsequent notice, or making misrepresentation on or failure to disclose controllers of the foreign-invested enterprise that is established through round-trip investment, may result in restrictions being imposed on the foreign exchange activities of the relevant foreign-invested enterprise, including restrictions on its ability to receive registered capital as well as additional capital from PRC resident shareholders who fail to complete Circular 37 registration; and repatriation of profits and dividends derived from special purpose vehicles to China, by the PRC resident shareholders who fail to complete Circular 37 registration, are also illegal. In addition, the failure of the PRC resident shareholders to complete Circular 37 registration may subject each of the shareholders to fines less than RMB50,000. Please see “Risk Factors — Risks Related to Doing Business in China — One of our shareholders has not and will not completed the Circular 37 Registration. The Chinese resident shareholders’ failure to comply with Circular 37 registration may result in restrictions being imposed on part of foreign exchange activities of the offshore special purpose vehicles, including restrictions on its ability to receive registered capital as well as additional capital from Chinese resident shareholders who fail to complete Circular 37 registration” on page 6 of this prospectus.

The Forward Share Split and Share Surrender

On September 16, 2022, we amended our Memorandum and Articles of Association and effected a 1-to-5 share split (“Forward Share Split”) of our ordinary shares. We had 5,130,631 ordinary shares issued and outstanding immediately prior to the Forward Share Split. After the Forward Share Split, there were 25,653,155 ordinary shares issued and outstanding. All shareholders then subsequently surrendered in an aggregative of 1,653,155 ordinary shares on a pro-rata basis, which were cancelled by the Company.

On November 15, 2022, all existing shareholders surrendered in an aggregative of 381,963 ordinary shares on a pro-rata basis, which were cancelled by the Company. On the same date, the Company, together with Mr. Haogang Yang, our founder and CEO, certain BVI founder entities and all its subsidiaries in Hong Kong and mainland China, entered into a share purchase agreement with certain investor, pursuant to which the Company issued 381,963 ordinary shares to such investor, for an aggregate issue price of USD1,500,000.

The Pre-IPO Investment

On February 10, 2023, the Company entered into a share purchase agreement with three investors, pursuant to which we issued a total of 1,926,155 ordinary shares, par value US$0.000002, of the Company to the investors for an aggregate issue price of $9.4 million (RMB65,000,000). As of March 31, 2023, we have received the $9.4 million from these investors.

The IPO

On October 12, 2023, the Company completed its initial public offering of 1,200,000 ordinary shares at a price of $5.00 per share. On November 6, 2023, the underwriter for the initial public offering exercised its over-allotment option in part to purchase 40,000 ordinary shares at a price of $5.00. The total gross proceeds received from the initial public offering, including proceeds from the exercise of the over-allotment option, was US$6.2 million.

The 2023 Registered Offering

On January 3, 2024, the Company issued a total of 1,379,313 ordinary shares and warrants for the purchase of up to 2,068,970 ordinary shares at an exercise price of $8.00 per share pursuant to certain securities purchase agreements dated December 29, 2023 with certain institutional investors. The purchase price per one share and accompany warrant is $7.25. The Company received gross proceeds in the amount of $10 million.

On March 1, 2024, the Company entered into warrant exchange agreements with each of the investors, pursuant to which the Investors conveyed, assigned, transferred, and surrendered the initial warrants in exchange for new warrants. The initial warrants were automatically deemed cancelled by the Company upon the time of issuance of the new warrants. The new warrants have the same terms and conditions as the initial warrants except that the new warrants allow each Investor to, after 6 months from the original issuance date of the Initial Warrants, alternatively exchange all or any portion of the new warrants into such aggregate number of ordinary shares equal to the product of (x) 0.4 and (y) such aggregate number of ordinary shares underlying such portion of the new warrants to be exercised (the “Alternative Cashless Exercise”). The exchange of the initial warrants for the new warrants was made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

On July 5 and July 10, 2024, the Company issued a total of 827,589 ordinary shares upon delivery of notices from the investors exercising the new warrants in full through Alternative Cashless Exercise. As a result, all of the new warrants have been retired.

The Dual Class Structure

On August 15, 2024, the Company convened its annual general meeting of shareholders, during which the shareholders of the Company adopted resolutions approving all of the proposals considered at the meeting. As a result, (i) all of the issued and outstanding ordinary shares of US$0.000002 par value each in the capital of the Company were designated into class A Ordinary Shares of US$0.000002 par value each, each having one (1) vote per share and the other rights attached to it as set out in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis, (ii) 3,000,000,000 authorized but unissued Ordinary Shares were designated into 3,000,000,000 Class B Ordinary Shares of US$0.000002 par value each, each having 20 votes per share and the other rights attached to it as set out in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis; and (iii) the remaining authorized but unissued ordinary shares were designated into Class A Ordinary Shares on a one for one basis. Concurrently, the shareholders approved for the Company to repurchase 10,913,894 and 1,809,142 Class A Ordinary Shares registered in the names of James Yang Mofy Limited and New JOLENE&R L.P., respectively, at an amount equal to the aggregate par value of US$26 (the “Repurchase Price”) and the Repurchase Price out of the proceeds from a fresh issue of 10,913,894 and 1,809,142 Class B Ordinary Shares to James Yang Mofy Limited and New JOLENE&R L.P., respectively. Mr. Haogang Yang, the Chief Executive Officer and Chairman of the Company, is the sole shareholder and director of James Yang Mofy Limited and holds 75% interest and has voting and dispositive control of New JOLENE&R L.P.

The 2024 Equity Incentive Plans

On August 21, 2024 and on October 7, 2024, the Board of Directors of the Company approved and adopted two equity incentive plans, which collectively authorized 7,800,000 Class A Ordinary Shares to be issued to the directors, officers, managers, employees, consultants and advisors (and prospective directors, officers, managers, employees, consultants and advisors) of the Company and its affiliates. In September 2024 and October 2024, the Company issued a total of 7,800,000 Class A Ordinary Shares to several consultants of the Company.

The 2024 Private Placement

On October 31, 2024, the Company sold and issued (i) 5,000,000 Class A Ordinary Shares, (ii) Warrants to purchase up to 10,000,000 Class A Ordinary Shares at an initial exercise price of $3.00 per Class A Ordinary Share, subject to adjustment, pursuant to the Securities Purchase Agreement dated October 13, 2024, as amended on October 31, 2024 by and between the Company and the Selling Shareholders. The purchase price of each Class A Ordinary Share and two Warrants is $0.50. The Company received gross proceeds in the amount of $2,500,000 (assuming the Warrants are not exercised). The Company intends to use the proceeds to provide financing for its generative AI platform, general research and development, administrative expenses, talent acquisition, and working capital needs.

The Warrants

Pursuant to the Securities Purchase Agreement, as amended pursuant to the Amendment Agreement dated October 31, 2024, by and among the Company and the Purchasers, on the fourteenth (14th) calendar days after the closing of the Private Placement, the exercise price of the Warrants shall be reset to 20% of Nasdaq Minimum Price of the Company’s Class A Ordinary Share determined on the date of the Securities Purchase Agreement (the “Reset”). In addition, upon the Reset of the exercise price, the number of Class A Ordinary Share underlying the Warrants (the “Warrant Shares”) issuable immediately prior to such Reset shall be adjusted to the number of Class A Ordinary Share determined by multiplying the initial exercise price by the number of Warrant Shares acquirable upon exercise of the Warrants immediately prior to such Reset and dividing the product thereof by the exercise price resulting from such Reset.

The exercise price of the Warrants is subject to further adjustment including share dividends, share splits, share combination, subsequent rights offering, pro rata distributions, and certain fundamental transaction. If at any time on or after the issuance of the Warrants, there occurs any share split, reverse share split, share dividend, share combination recapitalization or other similar transaction involving the Class A ordinary shares (each, a “Share Combination Event”, and such date on which the Share Combination Event is effected, the “Share Combination Event Date”) and the lowest weighted average price of the Class A ordinary shares during the period commencing on the trading day immediately following the applicable Share Combination Event Date and ending on the fifth (5th) trading day immediately following the applicable Share Combination Event Date (such period the “Share Combination Adjustment Period” and such price the “Event Market Price”), is less than the exercise price then in effect (after giving effect to the adjustment of the share splits share combination by multiplying a fraction of which the numerator shall be the number of Class A ordinary shares outstanding immediately before such event and of which the denominator shall be the number of Class A ordinary shares outstanding immediately after such event), then, at the close of trading on the last day of the Share Combination Adjustment Period, the exercise price then in effect on such 5th trading day shall be reduced (but in no event increased) to the Event Market Price and the number of Warrant Shares issuable upon exercise of the Warrants shall be increased such that the aggregate exercise price payable, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price for the Warrant Shares prior to such adjustment.

As a result of the Reset and after giving effect to the effectiveness of the Reverse Share Split discussed in the section “The Reverse Share Split” below, the exercise price of the Warrants was adjusted to $1.515 per share and the number of Warrant Shares was adjusted to 19,801,985.

The Warrants are exercisable upon issuance and will expire five years from their initial date of exercise. The Warrants are exercisable for cash; provided, however that they may be exercised on a cashless exercise if, at the time of exercise, there is no effective registration statement registering, or no current prospectus available for the resale of the Warrant Shares. In addition, if at any time after the three months’ anniversary of the date of issuance, the holder of the Warrant may alternatively exchange all, or any part, of the Warrants into such aggregate number of Class A ordinary shares equal to the product of (x) 0.8 and (y) such aggregate number of Class A ordinary shares underlying such portion of the Warrants to be exercised.

Registration Rights

The Company has also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) to file with the U.S. Securities and Exchange Commission a registration statement covering the resale of all of the Shares and the Class A Ordinary Shares issuable upon exercise of the Warrants under the Registration Rights Agreement.

The Company issued the Class A Ordinary Shares and Warrants and the Private Placement closed on October 31, 2024. The Class A Ordinary Shares and Warrants were issued in reliance on Regulation S promulgated under the Securities Act, and the Purchasers represented that they were not residents of the United States or “U.S. persons” as defined in Rule 902(k) of Regulation S and were not acquiring the Class A Ordinary Shares or Warrants for the account or benefit of any U.S. person.

The Reverse Share Split

We received a written notification from Nasdaq on September 25, 2024, notifying us that we are not in compliance with the Minimum Bid Price Requirement. To regain compliance, our Class A Ordinary Shares must have a closing bid price of at least US$1.00 for a minimum of 10 consecutive trading days by March 24, 2025. In the event the Company does not regain compliance by March 24, 2025, we are eligible for an additional 180 calendar day period to regain compliance with the Minimum Bid Price Requirement. On November 1, 2024, the Company convened its special meeting of shareholders, during which the shareholders of the Company adopted resolutions approving an increase of the Company’s share capital and the Reverse Share Split in a ratio of one (1)-for-fifteen (15) of the Company’s issued and outstanding Class A Ordinary Shares and class B Ordinary Shares, as well as the number of authorized Class A Ordinary Shares and Class B Ordinary Shares. As a result, as of the date of this prospectus, there are 2,083,031 Class A Ordinary Shares and 848,203 Class B Ordinary Shares issued and outstanding and the Company’s authorized share capital is US$1,020,000 and is divided into: (a) 30,000,000,000 Class A Ordinary Shares of par value of US$0.00003 each, and (b) 4,000,000,000 Class B Ordinary Shares of par value of US$0.00003 each. The Reverse Share Split was to regain compliance with the Minimum Bid Price Requirement. Global Mofy’s Class A ordinary shares began trading on an adjusted basis, reflecting the Reverse Share Split, on November 26, 2024, under the existing ticker symbol “GMM.” On December 11, 2024, we received a letter from the Nasdaq stating that because the Company’s Class A Ordinary Shares had a closing bid price at or above $1.00 per share for 10 consecutive business days, from November 26 through December 10, 2024, the Company had regained compliance with the minimum bid price requirement of $1.00 per share for continued listing on the Nasdaq Capital Market.

The numbers of shares disclosed in this “Our Corporate History and Structure” section prior to this subsection “The Reverse Share Split” were not adjusted to reflect the Reverse Share Split. Unless otherwise indicated, all information elsewhere in this prospectus reflects the Reverse Share Split.

Assignment and Exercise of Warrants under the October 2024 Private Placement

On January 28, 2025, the 2024 PIPE Investors assigned an aggregate of 8,000,000 Warrants to certain assignees (the “Assignees”, together with the 2024 PIPE Investors, the “Holders”).

On February 17, 2025, the Holders exercised an aggregate of 18,237,500 Warrants through an alternative cashless exercise option, and the Company issued 14,590,000 Class A Ordinary Shares on the same day.

On April 28, 2025, April 29, 2025 and April 30, 2025, the Holders exercised an aggregate of 843,691 Warrants through an alternative cashless exercise option, and the Company issued a total of 674,954 Class A Ordinary Shares on April 30, 2025.

Investment in Wetruck

On April 1, 2025, the Company’s wholly owned subsidiary, Global Mofy HK, a limited liability company organized under the laws of Hong Kong, entered into a Shareholders Agreement (the “Shareholders Agreement”) with the other investor and the founder shareholders of Wetruck TechEnable Solutions Private Limited Company (“Wetruck”), a limited liability company incorporated in Ethiopia. Pursuant to the Shareholders Agreement, Global Mofy HK invested an amount of US$201,000 into Wetruck to subscribe 6.7% of its equity interests (the “Wetruck Investment”).

The April 2025 Private Placement Offering

On April 15, 2025, the Company entered into another securities purchase agreement (the “April 2025 Securities Purchase Agreements) with several investors (the “April 2025 Purchasers”) for a private placement (the “April 2025 PIPE Offering”) of (i) 2,030,460 Class A Ordinary Shares (the “Shares”), par value $0.00003 per share (the “April 2025 Ordinary Shares”), and (ii) 2,030,460 warrants, each to initially purchase one Class A Ordinary Share (the “April 2025 Warrants”). Each Share was sold with one April 2025 Warrant. The purchase price of each Share and April 2025 Warrant is $1.97, which is 101% of the Nasdaq Minimum Price, as such term is defined under Nasdaq Listing Rule 5635(d), as of the date of the April Securities Purchase Agreement. The April Securities Purchase Agreement contains customary representations and warranties and agreements of the Company and the April 2025 Purchasers and customary indemnification rights and obligations of the parties. The net proceeds from the April 2025 PIPE Offering, before deducting offering expenses, will be approximately $4 million (assuming the Warrants are not exercised). The Company intends to use the net proceeds from the April 2025 PIPE Offering to provide financing for general corporate purposes, including working capital, product development, and the continued expansion of its AI-powered technology platforms — including investment in its recently announced Gauss AI Lab.

The April 2025 Warrants had an initial exercise price of $2.36 per April 2025 Ordinary Share, which is 120% of the Nasdaq Minimum Price. On the seventh (7th) calendar days after the closing of the PIPE Offering, the exercise price of the April 2025 Warrants was reset to 24% of Nasdaq Minimum Price of the Company’s April 2025 Ordinary Share determined on the date of the Securities Purchase Agreement (the “Reset”). In addition, upon the Reset of the exercise price, the number of April 2025 Ordinary Shares underlying the April 2025 Warrants (the “April 2025 Warrant Shares”) issuable immediately prior to such Reset were adjusted to the number of April 2025 Ordinary Shares determined by multiplying the initial exercise price by the number of April 2025 Warrant Shares acquirable upon exercise of the April 2025 Warrants immediately prior to such Reset and dividing the product thereof by the exercise price resulting from such Reset.

As a result of the Reset, the exercise price of the April 2025 Warrants was adjusted to $0.47 per share and the number of April 2025 Warrant Shares was adjusted to 10,195,504 on the seventh (7th) calendar days after the closing of the April 2025 PIPE Offering.

The exercise price of the April 2025 Warrants was also subject to further adjustment including share dividends, share splits, share combination, subsequent rights offering, pro rata distributions, and certain fundamental transaction. If at any time on or after the issuance of the April 2025 Warrants, there occurs any share split, reverse share split, share dividend, share combination recapitalization or other similar transaction involving the April 2025 Ordinary Shares (each, a “Share Combination Event”, and such date on which the Share Combination Event is effected, the “Share Combination Event Date”) and the lowest weighted average price of the April 2025 Ordinary Shares during the period commencing on the trading day immediately following the applicable Share Combination Event Date and ending on the third (3rd) trading day immediately following the applicable Share Combination Event Date (such period the “Share Combination Adjustment Period” and such price the “Event Market Price”), is less than the exercise price then in effect (after giving effect to the adjustment of the share splits share combination by multiplying a fraction of which the numerator shall be the number of April 2025 Ordinary Shares outstanding immediately before such event and of which the denominator shall be the number of April 2025 Ordinary Shares outstanding immediately after such event), then, at the close of trading on the last day of the Share Combination Adjustment Period, the exercise price then in effect on such fourth (4th) trading day shall be reduced (but in no event increased) to the Event Market Price and the number of April 2025 Warrant Shares issuable upon exercise of the April 2025 Warrants shall be increased such that the aggregate exercise price payable, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price for the April 2025 Warrant Shares prior to such adjustment.

The April 2025 Warrants will be exercisable upon issuance and will expire five years from their initial date of exercise. The April 2025 Warrants will be exercisable for cash; provided, however that they may be exercised on a cashless exercise if, at the time of exercise, there is no effective registration statement registering, or no current prospectus available for the resale of the April 2025 Warrant Shares. In addition, if at any time after the sixtieth (60th) day of the date of issuance, the holder of the April 2025 Warrant may alternatively exchange all, or any part, of the April 2025 Warrants into such aggregate number of April 2025 Ordinary Shares equal to the product of (x) 0.8 and (y) such aggregate number of April 2025 Ordinary Shares underlying such portion of the April 2025 Warrants to be exercised.

On July 3, 2025, the Purchasers voluntarily surrender 25% of their Warrants. As a result, the Purchasers hold 7,646,644 Warrants.

On July 8, 2025, July 10, 2025, July 11, 2025, July 15, 2025, July 17, 2025, July 18, 2025 and July 21, 2025, the Purchasers exercised an aggregate of 7,646,644 Warrants through an alternative cashless exercise option, and the Company issued a total of 6,117,316 Class A ordinary shares (the “Warrant Shares”). The Warrant Shares are registered under the Form F-1 (File No. 333-287230) initially filed by the Company on May 13, 2025 and declared effective on May 20, 2025.

The 2025 Equity Incentive Plans

On October 29, 2025, the Board of Directors of the Company approved and adopted an equity incentive plan (the “October 2025 Equity Incentive Plan”), which became effective on October 29, 2025, which authorized an aggregate of 5,000,000 Class A Ordinary Shares to be issued to the directors, officers, managers, employees, consultants and advisors (and prospective directors, officers, managers, employees, consultants and advisors) of the Company and its affiliates. In November and December 2025, the Company issued a total of 5,000,000 Class A Ordinary Shares to certain employees of the Company.

The December 2025 Private Placement Offering

On December 5, 2025, the Company entered into a Securities Purchase Agreement (the “December 2025 Securities Purchase Agreement”) with several investors (the “December 2025 Purchasers”) for a private placement (“December 2025 PIPE Offering”) of (i) 15,000,000 Class A ordinary shares (the “December 2025 Shares”), par value $0.00003 per share, at a purchase price of $0.31875 per share. The December 2025 Securities Purchase Agreement contains customary representations and warranties and agreements of the Company and the December 2025 Purchasers and customary indemnification rights and obligations of the parties. The closing of December 2025 PIPE Offering is expected to take place within 30 business days from the execution of the Securities Purchase Agreement.

The net proceeds from the December 2025 PIPE Offering, before deducting offering expenses, are approximately $4.8 million. The Company intends to use the net proceeds from the PIPE Offering to provide financing for working capital and general corporate purposes.

Registration Rights

The Company has also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers to file a registration statement covering the resale of the Shares with the Securities and Exchange Commission.

The securities sold in the PIPE Offering were sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S promulgated thereunder. None of the Purchasers is a U.S. Person, as such term is defined under Regulation S, or is acquiring the securities for the account or benefit of a U.S. Person.

Recent Business Developments

In January 2024, the Company established Global Mofy California under the laws of the State of California, to develop and expand overseas business. Global Mofy California currently has no operations.

In March 2024, the Company established Gauss Intelligence under the laws of China. Gauss Intelligence currently has no operations and plans to focus on the monetization of artificial intelligence generated content (AIGC), AI-generated 3D digital assets and synthetic video content creation.

In May 2024, the Company established GMM Discovery under the laws of the State of Delaware, to serve a diverse client base and explore new market opportunities. GMM Discovery currently has no operations.

In April 2024, the Company announced Gausspeed – a generative artificial intelligence (AIGC) platform designed for film production, video generation, and other content creation within the digital entertainment sector. Developed over two years, Gausspeed was designed from the outset to deeply integrate the NVIDIA Omniverse Cloud API, providing creators with a highly collaborative creative space. This integration significantly enhances cooperation and innovation within the creative ecosystem. The platform leverages the NVIDIA Omniverse and NVIDIA RTX GPU technologies, simplifying complex workflows, enhancing production efficiency, and bolstering collaboration within the entertainment industry. With advanced scene generation capabilities, Gausspeed enables directors and creators to preview prototype designs early in the project, allowing for precise planning and adjustments to ensure that every scene and shot aligns perfectly with the creator’s vision. This promotes creative freedom and reduces production complexity.

In March 2024, the Company established Century Mofy under the laws of China. Century Mofy currently has no operations and plans.

In July 2024, the Company announced the establishment of Century Mofy Vocational Education Institute. Located in Zhejiang, China, the Institute is dedicated to developing and supplying specialized talent in Artificial Intelligence Generated Content (“AIGC”) technology development and digital content creation, including a wide range of digital content such as images, videos, text, music, and more. AIGC leverages AI algorithms and machine learning models to generate content autonomously or assist human creators, making it a powerful tool in various industries, including entertainment, marketing, and media.

In July 2024, the Company’s CEO invited by NVIDIA China to engage with industry leaders at SIGGRAPH 2024.

In September 2024, the Company showcased generative AI innovations at major recruitment event in Ningxia to attract emerging talent.

In October 2024, the Company signed strategic cooperation framework agreement (the “Agreement”) with Lianyungang’s Haizhou High-Tech district, strengthening collaboration in AI and digital economy. Under the Agreement, both parties will collaborate on generative AI technology, digital cultural tourism, enterprise digital transformations, and talent cultivation.

In October 2024, the Company’s Gausspeed platform invited to NVIDIA Forum at CNCC2024 to showcase generative AI-Powered visual experiences.

On March 14, 2025, Global Mofy (Beijing) Technology Co., Ltd. (“Global Mofy China”), our wholly-owned subsidiary, has been officially recognized as a Specialized, High-End and Innovation-Driven Small and Medium-Sized Enterprise by the Beijing Municipal Bureau of Economy and Information Technology.

On March 17, 2025, the Company announced the official launch of its short drama brand, “Mofy Clip” and participated as a co-producer with China Literature, a pioneer in China’s online literature market, in a newly released short drama under China Literature’s short drama brand, Yuewen Short Drama.

On March 19, 2025, the Company was invited to attend NVIDIA GTC 2025 (AI Conference for Developers) from March 17 to 21, 2025 in San Jose, California.

On March 24, 2025, the Company announced the launch of Gauss AI Lab, a fully integrated AI ecosystem that unifies the Company’s existing technologies, products, and research and development (“R&D”) efforts into a comprehensive AI-powered content solution.

On April 1, 2025, the Company’s wholly owned subsidiary, Global Mofy HK, a limited liability company organized under the laws of Hong Kong, entered into a Shareholders Agreement (the “Shareholders Agreement”) with the other investor and the founder shareholders of Wetruck TechEnable Solutions Private Limited Company (“Wetruck”), a limited liability company incorporated in Ethiopia. Pursuant to the Shareholders Agreement, Global Mofy HK invested an amount of US$201,000 into Wetruck to subscribe 6.7% of its equity interests (the “Wetruck Investment”).

On April 16, 2025, the Company entered into a Securities Purchase Agreement (the “April 2025 Securities Purchase Agreement”) with several investors (the “April 2025 Purchasers”) on April 15, 2025, for a private placement (“April 2025 PIPE Offering”) of (i) 2,030,460 Class A ordinary shares (each, a “Share”), par value $0.00003 per share (the “April 2025 Ordinary Shares”), and (ii) 2,030,460 warrants, each to initially purchase one April 2025 Ordinary Share (each, an “April 2025 Warrant”). Each Share was sold with one April 2025 Warrant. The Company closed the April 2025 PIPE Offering on April 22, 2025 and received gross proceeds in the amount of $4 million (assuming the April 2025 Warrants are not exercised), before deducting offering expenses. The securities sold in the PIPE Offering were sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S promulgated thereunder.

On April 28, 2025, April 29, 2025 and April 30, 2025, the November 2024 Holders exercised an aggregate of 843,691 November 2024 Warrants through an alternative cashless exercise option, and the Company issued a total of 674,954 Class A ordinary shares (the “Additional November 2024 Warrant Shares”) on April 30, 2025. The Additional November 2024 Warrant Shares are registered under the Form F-1 (File No. 333-283609) initially filed by the Company on December 4, 2024 and declared effective on January 27, 2025. As a result of such issuance, the Company has 19,378,445 Class A ordinary shares and 3,723,975 Class B ordinary shares outstanding as of May 1, 2025.

On June 9, 2025, Global Mofy HK made a cash payment of $201,000 to complete the Wetruck Investment.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Class A Ordinary Shares pursuant to the initial public offering completed in October 2023. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

Enforceability of Civil Liabilities

Global Mofy Cayman was incorporated under the laws of the Cayman Islands as an exempted company with limited liability on September 29, 2021. Global Mofy Cayman was incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws as compared to the United States and provide significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

Substantially all of our assets are located in the PRC. In addition, all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier, our counsel with respect to the laws of the Cayman Islands, and Jingtian & Gongcheng, our counsel with respect to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our Cayman Islands counsel has further advised us that there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final and conclusive; (iv) is not in respect of taxes, a fine or a penalty; (v) was not obtained by fraud; and (vi) is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Furthermore, it is uncertain that the Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Our Cayman Islands counsel has informed us that the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature.

Jingtian & Gongcheng has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. Jingtian & Gongcheng has advised us further that there are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

RISK FACTORS

An investment in the offered securities carries a significant degree of risk. You should carefully consider the risk factors set out in this prospectus (as well as in the documents incorporated by reference herein), as well as the other information contained in this prospectus (and in the documents incorporated by reference herein) before you decide to purchase the offered securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of the offered securities. Refer to “Special Note Regarding Forward-Looking Statements”.

We may not be successful in preventing the material adverse effects that any of the risks and uncertainties that we have discussed may cause. The potential risks and uncertainties that we have discussed (including those in documents that we have incorporated by reference) may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

The sale of a substantial amount of our Class A Ordinary Shares by the Selling Shareholders in the public market could adversely affect the prevailing market price of our Class A Ordinary Shares.

We are registering for resale by Selling Shareholders of up to 15,000,000 Class A Ordinary Shares. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our Class A Ordinary Shares. We cannot predict if and when the Selling Shareholders may sell such Class A Ordinary Shares in the public market. Furthermore, in the future, we may issue additional Class A Ordinary Shares or other equity or debt securities convertible into our Class A Ordinary Shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. The Class A Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements, if any. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A Ordinary Shares. See “Plan of Distribution” for a more detailed description of the restrictions on selling our securities after this offering.

We have broad discretion in the use of the net proceeds from Private Placement and the exercise of any warrants issued therein that may occur, and we may not use them effectively.

We will not receive any proceeds from the sale of the securities offered by this prospectus. We did receive gross proceeds of approximately US$4.8 million from the sale of securities in the Private Placement. We intend to use the net proceeds from the private placement for general corporate purposes, which may include working capital, product development, and the continued build-out and expansion of its AI-powered technology platforms and related infrastructure. Our management will have broad discretion in the application of the net proceeds from the Private Placement, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could harm our business.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by the Selling Shareholders. All of the net proceeds from the sale of our common shares will go to the Selling Shareholders as described below in the sections entitled “Selling Shareholders” and “Plan of Distribution”. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The Selling Shareholders will pay any brokers or similar commissions, or any legal fees or other costs, if any, incurred for the sale of the Shares.

DETERMINATION OF OFFERING PRICE

The selling stockholders will offer common shares at the prevailing market prices or privately negotiated prices. The offering price of our Class A Ordinary Shares does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Class A Ordinary Shares may not trade at the market prices in excess of the offering prices for Class A Ordinary Shares in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

SELLING SHAREHOLDERS

The Class A Ordinary Shares being offered by the Selling Shareholders are those previously issued to the Selling Shareholders. We are registering our Class A Ordinary Shares in order to permit the Selling Shareholders to offer the shares for resale from time to time. The Selling Shareholders have not had any material relationship with us within the past three years, except for the purchase of securities in the Private Placement.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the common shares held by each of the Selling Shareholders. The second column lists the number of common shares beneficially owned by each Selling Shareholder as of the date hereof. The third column shows the ownership of such shares as a percentage of the 45,844,079 Class A Ordinary Shares outstanding as of the date of this prospectus. The fourth column lists the Class A Ordinary Shares being offered by this prospectus by the Selling Shareholders. The fifth column shows the ownership of the shares being offered hereby as a percentage of the 45,844,079 Class A Ordinary Shares outstanding after the offering, assuming the offering was completed on the date of this prospectus. The sixth column shows how many shares each selling shoulder would own after the offering and assumes the sale of all of the shares offered by the Selling Shareholders pursuant to this prospectus.

In accordance with the terms of a registration rights agreement with the Selling Shareholders, this prospectus generally covers the resale of the Class A Ordinary Shares offered hereby.

Name of selling shareholder	Number of Class A Ordinary Shares Beneficially Owned Prior to Offering	Percentage of Class A Ordinary Shares Owned Prior to Offering	Maximum Number of Class A Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Class A Ordinary Shares Owned After the Offering	Percentage of Class A Ordinary Shares Owned after the Offering
Han Li(1)	2,000,000	4.4%	2,000,000	-	-%
Xiang Li(2)	2,000,000	4.4%	2,000,000	-	-%
Xiao Dong(3)	2,200,000	4.8%	2,200,000	-	-%
Guangchuan Zhang(4)	2,200,000	4.8%	2,200,000	-	-%
Jiajun Sun(5)	2,200,000	4.8%	2,200,000	-	-%
Zhiyuan Wang(6)	2,200,000	4.8%	2,200,000	-	-%
Zijian Sun(7)	2,200,000	4.8%	2,200,000	-	-%
Total	15,000,000	32.8%	15,000,000	-	-%

(1) The address of Han Li is No. 58-14, Houcun Village, Fangshan Town, Donghai County, Jiangsu Province.
(2) The address of Xiang Li is No. 57-5, Houzhizhi Village, Fangshan Town, Donghai County, Jiangsu Province.
(3) The address of Xiao Dong is No. 15-3, Hubin Road, Fangshan Town, Donghai County, Jiangsu Province.
(4) The address of Guangchuan Zhang is Room 301, Gate 16, Ende East Community, Limin Road, Hexi District, Tianjin.
(5) The address of Jiajun Sun is No. 105, Doujiazhuang, Pingyi Sub-district Office, Pingyi County, Shandong Province.
(6) The address of Zhiyuan Wang is No. 12-19, Zhetang Village, Fangshan Town, Donghai County, Jiangsu Province.
(7) The address of Zijian Sun is No. 93, Xiaogezhuang Village, Yitang Town, Lanshan District, Linyi City, Shandong Province.

DESCRIPTION OF ORDINARY SHARES

Our fourth amended and restated memorandum and articles of association, which is filed as exhibit 1.1 to the 2025 Annual Report, is referred to in this section as, respectively, the “memorandum” and the “articles”.

We were incorporated as an exempted company with limited liability under the Companies Act (as amended) of the Cayman Islands, or the “Cayman Islands Companies Act,” on September 29, 2021. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of its business carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

We include summaries of material provisions of our memorandum and articles and the Cayman Islands Companies Act insofar as they relate to the material terms of our share capital.

Ordinary Share

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determines otherwise, each holder of our ordinary shares will not receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary share. We may not issue shares or warrants to bearer.

The authorized share capital of the Company is $1,020,000 divided into 30,000,000,000 Class A Ordinary Shares with a par value of $0.00003 per share and 4,000,000,000 Class B Ordinary Shares with a par value of $0.00003 per share, of which 45,844,079 Class A Ordinary Shares and 3,723,975 Class B Ordinary Shares are outstanding as of the date of this report. Subject to the provisions of the Cayman Islands Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to ordinary share. No share may be issued at a discount except in accordance with the provisions of the Cayman Islands Companies Act. The directors may refuse to accept any application for shares and may accept any application in whole or in part, for any reason or for no reason.

Dividends

Subject to the provisions of the Cayman Islands Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	the Company’s shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Islands Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors, when paying dividends to shareholders, may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest against the Company.

Voting Rights

Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle holder thereof to twenty (20) votes on all such matters. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights Attaching to Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of more than one half of the issued shares of that class, or with the sanction of a resolution passed by a majority of more than one half of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall be deemed not to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Cayman Islands Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which its capital is divided.

Subject to the Cayman Islands Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce their share capital in any way.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of 10 percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on every partly-paid or unpaid share for all monies called or payable to us in respect of that share. Our liens on such shares extend to dividends payable thereon.

At any time, the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call the directors may give to such shareholder not less than 14 days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that shareholder’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture). The directors may determine that any share the subject of such notice be accepted by the Company as surrendered by the shareholder holding that share in lieu of forfeiture.

A forfeited or surrendered share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited or surrendered shall cease to be a shareholder in respect of the forfeited or surrendered shares, but shall, notwithstanding such forfeit or surrender, remain liable to pay to us all monies which at the date of forfeiture or surrender were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is a director or secretary of us and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Islands Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Islands Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner its directors determine before the issue of those shares;

(b)	with the consent in writing of holders of more than one half of the issued shares of a particular class, or with the sanction of a resolution passed by a majority of more than one half of the holders of shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of our shares in any manner authorized by the Cayman Islands Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Provided that a transfer of ordinary shares complies with applicable rules of Nasdaq, a shareholder may transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

(a)	where the ordinary shares are fully paid, by or on behalf of that shareholder; and

(b)	where the ordinary shares are unpaid or partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into the register of members of the Company.

Where the ordinary shares in question are not listed on or subject to the rules of Nasdaq, our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

(a)	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary share to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of ordinary share;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the ordinary share transferred is fully paid and free of any lien in favor of us;

(e)	any fee related to the transfer has been paid to us; and

(f)	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed for more than 30 calendar days in any year.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under the Cayman Islands Companies Act to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Islands Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 30 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting for a date no later than 21 days from the date of deposit of the requisition signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 45 clear days after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 45 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least five (5) clear days’ notice of an annual general meeting or any other general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Cayman Islands Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one third of the outstanding shares carrying the right to vote at such general meeting.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same time and place seven (7) days hence, or to such other time or place as is determined by the directors, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall be a quorum.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than 30 percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

Directors

Shareholders may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed and, unless and until so fixed, we are required to have a minimum of one director under Cayman Islands law and there will be no maximum number of directors.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and, unless and until so fixed, there shall be no shareholding qualification.

A director will hold office until her or his successor is duly elected and qualified, or until her or his earlier death, resignation or removal. A director may be removed by ordinary resolution of our shareholders at any time.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Under the articles, the office of a director shall be vacated forthwith if:

(a)	he is prohibited by the law of the Cayman Islands from acting as a director;

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally;

(c)	he resigns his office by notice to us;

(d)	he only held office as a director for a fixed term and such term expires;

(e)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

(f)	he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

(g)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of the Nasdaq corporate governance rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of the Nasdaq corporate governance rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Islands Companies Act and the memorandum and articles, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum or articles. However, to the extent allowed by the Cayman Islands Companies Act, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Our board of directors has established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary any delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to any rules of Nasdaq and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein provided the director discloses to his fellow directors the nature and extent of any material interests in respect of any contract or transaction or proposed contract or transaction and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Capitalization of Profits

The directors may resolve to capitalize:

(a)	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Islands Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Cayman Islands Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, a statement of the shares held by each shareholder, and of the amount paid or agreed to be considered as paid, on the shares of each shareholder;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under the Cayman Islands Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a person who has agreed to become a shareholder and who is registered in the register of members is deemed, as a matter of the Cayman Islands Companies Act, to be a shareholder. Furthermore., as a matter of the Cayman Islands Companies Act, the registration of any person in the register of members as holder of any shares shall be prima facie evidence of such person having legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Islands Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Islands Companies Act and the current Companies Act of England and Wales. In addition, the Cayman Islands Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Islands Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Islands Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies in the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation in accordance with the statutory dissent procedures provided under the Cayman Islands Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by (i) seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, or (ii) a majority in number representing seventy-five percent (75%) in value of creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the Company to challenge:

(a)	an act which is illegal or ultra vires with respect to the Company and is therefore incapable of ratification by the shareholders;

(b)	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

(c)	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime. Our articles provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty, fraud, willful default or willful neglect.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Articles

Some provisions of our articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Islands Companies Act, our directors may only exercise the rights and powers granted to them under our articles for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Islands Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.’

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Islands Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 30 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting for a date no later than 21 days from the date of deposit of the requisition signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 45 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 45 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our articles provide no other right to put any proposals before annual general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Islands Companies Act, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our articles (which include the removal of a director by ordinary resolution), the office of a director shall be vacated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Islands Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Islands Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the Company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Islands Companies Act and our articles, the Company may be wound up by a special resolution of our shareholders or, if the Company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights Attaching to Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Islands Companies Act and our articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of more than one half of the issued shares of that class, or with the sanction of a resolution passed by a majority of more than one half of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Islands Companies Act, our articles may only be amended by special resolution of our shareholders.

Listing

We have our Class A Ordinary Shares listed on the Nasdaq Capital Market under the symbol “GMM.”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is Transhare Corporation.

PLAN OF DISTRIBUTION

Each Selling Shareholder and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Class A Ordinary Shares covered hereby on any trading market, stock exchange or other trading facility on which the Class A Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling the Class A Ordinary Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell the Class A Ordinary Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the Class A Ordinary Shares covered hereby, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these Class A Ordinary Shares to close out their short positions, or loan or pledge the Class A Ordinary Shares to broker-dealers that in turn may sell these Class A Ordinary Shares. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Class A Ordinary Shares offered by this prospectus, which Class A Ordinary Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Class A Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Class A Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that the Selling Shareholders inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Class A Ordinary Shares. We will pay certain fees and expenses incurred by us incident to the registration of the Class A Ordinary Shares.

Because the Selling Shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that the Selling Shareholders confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Shareholders.

We intend to keep this prospectus effective until the earlier of (i) the date on which the Class A Ordinary Shares may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Class A Ordinary Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Class A Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A Ordinary Shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and are informing the Selling Shareholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

TAXATION

People’s Republic of China Enterprise Taxation

Unless otherwise noted in the following discussion, this section is the opinion of Jingtian & Gongcheng, our PRC counsel, insofar as it relates to legal conclusions with respect to matters of People’s Republic of China Enterprise Taxation below.

The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders.

We are a holding company incorporated in Cayman Islands, and we gain income by way of dividends paid to us from our PRC subsidiaries. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although Global Mofy Cayman does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of Global Mofy Cayman and its subsidiaries organized outside the PRC.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

Currently, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that Global Mofy Cayman and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%. We are unable to provide a “will” opinion because Jingtian & Gongcheng, our PRC counsel, believes that it is more likely than not that the Company and its offshore subsidiaries would be treated as a non-resident enterprise for PRC tax purposes because we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities as of the date of the annual report. Therefore, we believe that it is possible but highly unlikely that the income received by our overseas shareholders will be regarded as China-sourced income.

See “Risk Factors - Risks Related to Doing Business in China - Under the PRC Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China. Such Classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.”

Our company pays an EIT rate of 25% for WFOE and its subsidiaries. The EIT is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards. If the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our Class A Ordinary Share, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of the Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that the Company is treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises.

Hong Kong Taxation

Entities incorporated in Hong Kong are subject to profits tax in Hong Kong at the rate of 16.5% for each of the years ended September 30, 2025 and 2024.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands in respect of the issue of the shares or on an instrument of transfer in respect of a share, except that stamp duty will be payable on an instrument of transfer if it is executed in, or an original copy or brought into, the Cayman islands.

United States Federal Income Taxation

Information regarding United States Federal Income Tax Considerations is set forth under the heading “10.E. Taxation - United States Federal Income Taxation” in our most recent annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$2,672.24
Financial Industry Regulatory Authority fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our most recent annual report on Form 20-F, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since September 30, 2025.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the securities offered from time to time under this prospectus under the laws of the Cayman Islands was passed upon by Ogier. Ortoli Rosenstadt LLP may rely upon Ogier with respect to matters governed by Cayman Islands law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements for the years ended September 30, 2025, 2024, and 2023, incorporated by reference in this Registration Statement, have been so included in reliance on the audit reports of Golden Ocean FAC PAC for the year ended September 30, 2025, YCM CPA INC. for the year ended September 30, 2024, and Marcum Asia CPAs LLP for the year ended September 30, 2023, given the authority of said independent registered accounting firms in auditing and accounting. The office of Golden Ocean FAC PAC is located at Penninsula Plaza 111 North Bridge Road, #25-001 Singapore 179098. The office of YCM CPA INC. is located at 4482 Barranca Pkwy, Suite 239, Irvine, CA 92604. The office of Marcum Asia CPAs LLP is located at 7 Pennsylvania Plaza Suite 830, New York, NY 10001.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of the Cayman Islands as an exempted company with limited liability on September 29, 2021. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws as compared to the United States and provide significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

Substantially all of our assets are located in the PRC. In addition, all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier, our counsel with respect to the laws of the Cayman Islands, and Jingtian & Gongcheng, our counsel with respect to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our Cayman Islands counsel has further advised us that there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final and conclusive; (iv) is not in respect of taxes, a fine or a penalty; (v) was not obtained by fraud; and (vi) is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Furthermore, it is uncertain that the Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Our Cayman Islands counsel has informed us that the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature.

Jingtian & Gongcheng has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. Jingtian & Gongcheng has advised us further that there are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below:

●	Our Annual Report on Form 20-F for the year ended September 30, 2025 filed with the SEC on January 9, 2026;

●	Our Current Report on Form 6-K filed with the SEC on January 12, 2026 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act);

●	the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on October 6, 2023, and any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to: GLOBAL MOFY AI LIMITED, No. 102, 1st Floor, No. A12, Xidian Memory Cultural and Creative Town, Gaobeidian Township, Chaoyang District, Beijing, People’s Republic of China, 100000.

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

GLOBAL MOFY AI LIMITED

Up to 15,000,000 Class A Ordinary Shares

PROSPECTUS

The date of this prospectus is       , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the indemnified person's own fraud, dishonesty, willful default or willful neglect or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from their own dishonesty, fraud, willful neglect or default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.

Item 9. Exhibits

The following exhibits are attached hereto:

Exhibit Number	Title
1.1*	Fourth Amended and Restated Memorandum and Articles of Association (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 6-K filed on January 9, 2026)
4.1*	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 6-K, filed December 5, 2025)
4.2*	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s current report on Form 6-K, filed December 5, 2025)
5.1+	Opinion of Ogier, Cayman Islands counsel of GLOBAL MOFY AI LIMITED, regarding the validity of Class A Ordinary Shares being registered
23.1+	Consent of Golden Ocean FAC PAC
23.2+	Consent of YCM CPA INC.
23.3+	Consent of Marcum Asia CPAs LLP
23.4+	Consent of Ogier (included in Exhibit 5.1)
23.5+	Consent of Jingtian & Gongcheng
107+	Filing Fee Table

+	Filed herewith

*	To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 6-K filed in connection with an underwritten offering of the shares offered hereunder.

Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(g)	Not applicable.

(h)	If any provision or arrangement exists whereby the Registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or the underwriting agreement contains a provision whereby the Registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and the benefits of such indemnification are not waived by such persons, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.

(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(k)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on January 28, 2026.

GLOBAL MOFY AI LIMITED

By:	/s/ Haogang Yang
Haogang Yang
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Haogang Yang	Chief Executive Officer and Chairman of the Board of Director	January 28, 2026
Name: Haogang Yang	(Principal Executive Officer)

/s/ Chen Chen	Chief Financial Officer and Director	January 28, 2026
Name: Chen Chen	(Principal Accounting and Financial Officer)

/s/ Jie Zhang	Director	January 28, 2026
Name: Chi Chen

/s/ Rui Dong	Director	January 28, 2026
Name: Rui Dong

/s/ Xiaohong Qi	Director	January 28, 2026
Name: Xiaohong Qi

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-3, in the City of New York, New York, on January 28, 2026.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.